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                         REGISTRATION RIGHTS AGREEMENT


                                      among


                            Chateau Properties, Inc.


                                       and


                Certain Stockholders of Chateau Properties, Inc.


                                       and


                           Certain Limited Partners of
                             CP Limited Partnership


                          Dated as of ___________, 1996




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Registration
     1.1  Certain Definitions ..............................................   1
     1.2  Requested Registration ...........................................   1
     1.3  Expenses of Registration .........................................   3
     1.4  Registration Procedures ..........................................   5
     1.5  Indemnification ..................................................   6
     1.6  Information by Holder ............................................   8
     1.7  Reporting ........................................................   8
     1.8  Transfer of Registration Rights ..................................   8

2.   Prior Agreements ......................................................   9

3.   Assignability .........................................................   9

4.   Applicable Law ........................................................   9

5.   Amendments ............................................................   9

6.   Waiver ................................................................   9

7.   Counterparts ..........................................................   9

8.   Addresses and Notice ..................................................   9

Exhibit A. Holders ......................................................... A-1


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                          REGISTRATION RIGHTS AGREEMENT

      THIS AGREEMENT is entered into as of _____, __ 1996, among Chateau Properties, Inc., a Maryland corporation (the "Company"), and certain stockholders of the Company (the "Holders"). Capitalized terms used herein shall, unless otherwise defined, have the meanings ascribed to them in Section
1.1 below.

                                    RECITALS

      (a) The Company, ROC Communities, Inc., a Maryland corporation ("ROC"), and R Acquisition Sub, Inc., a Maryland corporation and wholly owned subsidiary of the Company ("Sub") have entered into an Amended and Restated Agreement and Plan of Merger, dated as of September __, 1996 (the "Merger Agreement"), providing for the merger of Sub with and into ROC with ROC being the surviving corporation and each issued and outstanding share of capital stock of ROC will be converted into the right to receive certain shares of common stock of the Company (the "Merger"); and

      (b) Pursuant to the Merger and at the Effective Time (as defined in the Merger Agreement) holders of ROC common stock, par value $0.01 per share ("ROC Common Stock") and ROC non-voting redeemable stock, par value $.0l per share (the "ROC Non-Voting Stock" and, together with the ROC Common Stock, "ROC Stock") will exchange such ROC Stock for common stock, par value $.0l per share of the Company ("Common Stock"); and

      (c) In connection with the Merger and the issuance of Common Stock pursuant thereto, the Company intends to grant certain registration rights to the Holders with respect to the Common Stock held or which may be obtained by each of them;

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants herein contained, the parties hereby agree as follows:

      1. Registration.

      1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

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            (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            (b) "Common Stock" shall mean the Common Stock, par value $.0l per share, of the Company.

            (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

            (d) "Holders" shall mean the persons listed on Exhibit A hereto.

            (e) "Initiating Holders" shall mean any Holder or Holders who hold in the aggregate not less than 10,000 of the outstanding Registrable Securities (excluding Registrable Securities held by any Holder whose registration rights with respect to such Registrable Securities have terminated pursuant to Section 1.2(d) hereof).

            (f) "Partnership Agreement" shall mean the partnership agreement of the Operating Partnership, as amended by the Operating Partnership Agreement Amendment.

            (g) "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            (h) "Registrable Securities" shall mean (i) shares of Common Stock issued to the Holders in the Merger or (ii) shares of Common Stock issued as a dividend, split or division or other distribution with respect to or in exchange for or in replacement of the shares referred to in clauses (i) or (ii).

            (i) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration and fees and disbursements of one special counsel retained by the Holders, but shall not include Selling Expenses.

            (j) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.


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            (k) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

            (l) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities.

      1.2 Requested Registration.

            (a) If Initiating Holders shall deliver to the Company a written request that the Company effect a registration with respect to resales by them of all or a part of the Registrable Securities, the Company will:

            (i) promptly give written notice of the proposed registration to all other Holders; and

            (ii) as soon as possible, use its best efforts to effect the proposed registration and to effect all registrations, qualifications or compliances (including (A) appropriate qualification under applicable blue sky or other state securities laws in those jurisdictions selected by the managing underwriter or underwriters designated pursuant to Section 1.2(d) or, if no such managing underwriter or underwriters is designated, in those jurisdictions reasonably selected by the Holders who request to participate in such proposed registration, (B) appropriate compliance with applicable federal and state laws, requirements and regulations and (C) listing the Registrable Securities on the New York Stock Exchange) as well as such other steps as are reasonably necessary to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such registration as are specified in a written request received by the Company within 15 business days after written notice from the Company is given under Section l.2(a)(i) above.

            (b) The Company shall file a registration statement as soon as possible after receipt of the request or requests of the Initiating Holders under this Section 1.2, but in any event within 45 days of receipt of such request or requests; provided that if the Company shall furnish to such Initiating Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing to a date not later than 60 days after receipt of such request (provided that the Company shall not have the right to defer the filing of a registration statement pursuant to this Section 1.2 (b) more than once with respect to any such request or requests relating to a particular registration). The Company shall use its best efforts to cause any filed registration statements to become effective as soon as practicable after filing.

                  (c) At the request of an Initiating Holder, the Company will use its best efforts to prepare the registration statement requested by the Initiating Holder to be accomplished on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                  (d) If the Initiating Holders intend to distribute the Registrable Securities covered by this request by means of an underwriting (which shall be their decision to make), they shall so advise the Company and the Company shall include such information in the written notice referred to in
Section 1.2(a)(i) hereof. In such event, the underwriting shall be managed by an underwriter or underwriters selected by the Company and approved by a majority in interest of the Initiating Holders. The right of any Holder to include Registrable Securities in a registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder). Holders of a majority of the Registrable Securities requested to be included in such registration shall have the right to negotiate with the underwriters and to determine all terms of the underwriting, including the gross price and net price at which the included Registrable Securities are to be sold. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected as above provided. Notwithstanding any other provision of this Section 1.2, if the underwriters advise the Initiating Holders and the Company in writing that marketing factors require a limitation of the number of shares to be underwritten and that the total amount of securities that all Holders (Initiating and non-Initiating) request pursuant to this Section 1.2 to be included in such offering exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, the Company shall so advise all Holders and the shares to be included in the registration shall be allocated first among all Initiating Holders and, if any shares remain, among all non-Initiating Holders pro rata on the basis of the number of shares of Registrable Securities owned by such Holders.

                  If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect not to be included in the registration (or the underwritten portion thereof) by delivering a written notice to the Company at least three days prior to the scheduled initial filing of the registration statement (or such later date as is agreed to by the Holders of a majority of the other Registrable Securities requested to be included in such registration). If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously


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reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated first among all Initiating Holders and, if any shares remain, among all non-Initiating Holders pro rata on the basis of the number of shares of Registrable Securities owned by such Holders.

                  (e) Notwithstanding anything to the contrary contained in this Agreement, a Holder shall not have the right to request registration or inclusion in any registration pursuant to this Section 1.2 for the period during which all shares of Registrable Securities then held or entitled to be held upon exchange of OP Units by such Holder may immediately be sold under Rule 144 without regard to any volume limitation.

            1.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 1.2 hereof shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares of Registrable Securities so registered on their behalf.

            1.4 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to Section 1.2 hereof, the Company will, upon request, inform each Holder as to the status of each such registration, qualification and compliance. At its expense the Company will:

                  (a) keep such registration, and any qualification under state securities laws which the Company determines to obtain, effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, except that any registration on Form S-3 (or any form that allows resales of the Registrable Securities on a delayed or continuous basis under Rule 415 under the Securities Act), if applicable, or similar forms promulgated in the future, and any qualification or compliance related thereto, shall be kept effective until the Holder or Holders have completed the distribution described in the registration statement; and

                  (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

            Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to register any securities other than Common Stock.


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

            1.5 Indemnification.

                  (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration pursuant to an instrument duly executed by or on behalf of such Holder or underwriter. It is agreed that the indemnity agreement contained in this Section 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

                  (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or


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

supplement thereof, incident to any such registration, qualification or compliance, or arising out of or based upon any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Company, such Holders or such directors, officers, partners, persons, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that it is judicially determined that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such registration statement, prospectus, offering circular or other document solely in reliance upon and in conformity with written information furnished to the Company expressly for use in connection with such registration pursuant to an instrument duly executed by or on behalf of such Holder. It is agreed that the indemnity agreement contained in this Section 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the affected Holder (which consent will not be unreasonably withheld).

                  (c) Each party entitled to indemnification under this Section
1.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

                  (d) If the indemnification provided for in this Section 1.5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be


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

determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            1.6 Information by Holder. Any Holder of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company reasonably requests in writing and as shall be required in connection with any registration, qualification or compliance referred to in
Section 1.2 hereof.

            1.7 Reporting. With a view to making available to the Holders the full benefits of certain rules and regulations of the Commission which at any time permit the sale of the Registrable Securities to the public without registration or on short form registration statements, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144;

                  (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                  (c) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder upon request a written statement by the Company as to its compliance or non-compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration; and

                  (d) upon receipt of a request to dispose of stock under Rule 144, use its best efforts promptly to obtain all documents, including an opinion of the Company's counsel, necessary and appropriate to effect such transfer.

            1.8 Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under
Section 1.2 hereof may be assigned, in whole or in part, by a Holder to a transferee of such


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

Holder's OP Units who has been admitted as a Substituted Limited Partner with respect to such OP Units in accordance with the provisions of the Partnership Agreement or to a transferee of shares of Common Stock held by such Holder (which are Registrable Securities) (other than such a transfer effectively registered under the Securities Act or in compliance with Rule 144). Any such assignment shall be conditioned upon the transferees agreeing to be bound by the provisions of this Agreement.

            2. Prior Agreements. Upon execution of this Agreement by a given Holder, this Agreement shall supersede all prior registration rights agreements each such Holder may otherwise have with respect to the Common Stock or the OP Units.

            3. Assignability. Subject to Section 1.8 hereof, this Agreement shall be binding upon and shall inure to the benefit of the respective heirs, successors and assignees of the parties hereto.

            4. Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law.

            5. Amendments. This Agreement may only be amended by a writing consented to by the Company and by each Holder whose rights would be materially adversely affected by such amendment.

            6. Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

            7. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

            8. Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to the Company or to a Holder under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail to the Company or to the Holder at the address set forth opposite such Holder's name in Exhibit A or Exhibit B, as applicable, to this Agreement.


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

            IN WITNESS WHEREOF, the Company and the Holders have executed this Agreement effective as of the date first above written.


                                       CHATEAU PROPERTIES, INC.

                                       By:______________________________
                                          Name:
                                          Title:

                                       [INCLUDE SIGNATURE LINES FOR EACH
                                         PERSON LISTED IN EXHIBIT
                                         A]



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                                    EXHIBIT A

                                     HOLDERS


                                             Number of Shares of
Name and Address                             Common Stock Held
----------------                             -------------------

Gary P. McDaniel
32023 Country Road 15
Elizabeth, CO 80107

Steven G. Davis
7525 5. Flanders St.
Aurora, CO 80016

Rees F. Davis, Jr.
7137 S. Locust Circle
Englewood, CO 80111

James B. Grange
6830 E. Costilla Circle
Englewood, CO 80112

James L. Clayton
3340 Kingston Pike, Unit 12
Knoxville, TN 37919

Donald E. Miller
5965 E. Princeton
Englewood, CO 80111

James M. Hankins
29 Blue Heron Drive
Greenwood Village, CO 80121

Tucker Hart Adams
The Adams Group, Inc.
1200 Madison, #706
Denver, CO 80206


                                      A-1

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                                             Number of Shares of
Name and Address                             Common Stock Held
----------------                             -------------------


                                      A-2